                                                                    EXHIBIT 10.6



                          FORM OF BILL OF CONTRIBUTION,
                       ASSIGNMENT AND ASSUMPTION AGREEMENT



                                     Between



                                   SABRE INC.


                                  ("Assignor")


                                       and


                               TRAVELOCITY.COM LP


                                  ("Assignee")


                             Dated ________ __, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. DEFINITIONS.................................................................1

2. CONTRIBUTION OF ASSETS......................................................2

3. CONTRIBUTION OF CASH........................................................4

4. THIRD PARTY CONSENTS........................................................4

5. TRANSFERRED OBLIGATIONS.....................................................5

6. EXCLUDED OBLIGATIONS........................................................5

7. POWER OF ATTORNEY...........................................................5

8. SUFFICIENCY OF ASSETS.......................................................5

9. FURTHER ASSURANCES..........................................................6

10. DISCLAIMER OF WARRANTIES AND LIABILITIES...................................6

11. EFFECTIVENESS OF AGREEMENT.................................................7

12. SUBMISSION TO JURISDICTION.................................................7

13. ENTIRE AGREEMENT; SURVIVAL.................................................7

14. AMENDMENTS; WAIVER.........................................................8

15. BINDING NATURE; ASSIGNMENT.................................................8

16. THIRD PARTY BENEFICIARIES..................................................8

17. APPROVALS AND SIMILAR ACTIONS..............................................8

18. NOTICES....................................................................8

19. CONSTRUCTION RULES; COUNTERPARTS...........................................9

20. GOVERNING LAW..............................................................9

21. ENFORCEABILITY; SEVERABILITY...............................................9

22. HEADINGS...................................................................9

Appendix A                 Glossary

Schedule       1           Internet Infrastructure Assets - Tulsa
Schedule       2           Fulfillment Operations Assets - San Antonio
Schedule       3           Fort Worth Assets
Schedule       4           Intellectual Property
Schedule       5           Software
Schedule       6           Inventories
Schedule       7           Prepaid Items
Schedule       8           Notes and Accounts Receivable
Schedule       9           Contracts
Schedule       10          Transferred Third-Party Software
Schedule       11          Permits and Governmental Approvals
Schedule       12          Transferred Obligations
Schedule       13          Excluded Obligations

            BILL OF CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT


         BILL OF CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _____ __, 2000, between SABRE INC., a Delaware corporation (together with its successors and assigns, "Assignor"), and TRAVELOCITY.COM LP, a Delaware limited partnership (together with its successors and assigns, "Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor, through its unincorporated division referred to as Travelocity, is engaged in the business of offering real time travel related reservations, services and content directly to consumers through a travel related Internet site generally available to all Internet users and through other delivery devices such as cable and wireless existing as of October 3, 1999 (the "Travelocity Business");

         WHEREAS, on September 30, 1999, Assignor, Travelocity Holdings, Inc., a Delaware corporation ("Holdings"), and TSGL Holding, Inc. ("TSGL") entered into an Agreement of Limited Partnership of Assignee (the "Original Partnership Agreement") and formed Assignee as a limited partnership by filing a certificate of limited partnership with the Secretary of State of Delaware;

         WHEREAS, on October 3, 1999, Assignor, Holdings, Travelocity.com Inc. ("Travelocity.com") and Preview Travel, Inc., a Delaware corporation ("Preview") entered into an Agreement and Plan of Merger, which provided for, among other things, (i) the merger of Preview into Travelocity.com (the "Merger"), (ii) the transfer of the Travelocity Business to Assignee to be effected by Assignor or its subsidiaries or affiliates immediately prior to the effective time of the Merger, and (iii) the transfer of the Preview business to Assignee to be effected by the surviving corporation immediately after the effective time of the Merger;

         WHEREAS, as provided in the Merger Agreement, Assignor wishes to contribute to Assignee certain assets and contractual rights and to cause Assignee to assume certain liabilities and obligations, all of which are related to the Travelocity Business, and Assignee wishes to acquire such assets and contractual rights and to assume such liabilities and obligations, as more particularly set forth herein;

         WHEREAS, simultaneously with the execution of this Agreement, the Original Partnership Agreement is being amended to reflect the capital contributions made pursuant to this Agreement and the issuance of partnership units in respect of such contributions.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Whenever used in this Agreement, the capitalized terms listed below shall have the following meanings:

         "AGREEMENT" shall mean this Bill of Contribution, Assignment and Assumption Agreement, dated as of _________ ___, 2000, between Assignor and Assignee.

         "ASSIGNEE" shall have the meaning specified in the preamble to this Agreement.

         "ASSIGNMENT EFFECTIVE DATE" shall mean ______ __, 2000.

         "ASSIGNOR" shall have the meaning specified in the preamble to this Agreement.

         "CONTRACTS" shall have the meaning specified in Section 2(i).

         "CONTRIBUTED ASSETS" shall mean the assets, properties and rights conveyed pursuant to Section 2.

         "DISPUTE" shall mean any dispute, claim or controversy of any kind or nature arising under, in connection with or related in any way to, this Agreement and any related agreements between the Parties including, without limitation, any future question as to whether a particular asset was a Contributed Asset under this Agreement.

         "EXCLUDED OBLIGATIONS" shall mean the obligations and liabilities listed on Schedule 13 attached hereto.

         "HOLDINGS" shall have the meaning specified in the preamble to this Agreement.

         "PARTY" shall mean each of the signatories to this Agreement and their successors and permitted assigns.

         "TRANSFERRED OBLIGATIONS" shall have the meaning specified in Section
4.

         "TRAVELOCITY BUSINESS" shall have the meaning specified in the recitals to this Agreement.

         "TRAVELOCITY.COM" shall have the meaning specified in the preamble to this Agreement.

         "UNITS" shall mean partnership units in the Assignee.

Capitalized terms used in this Agreement but not defined above have the meanings ascribed thereto in the Glossary attached as APPENDIX A.

         2. CONTRIBUTION OF ASSETS. Except as otherwise set forth in Section 4, Assignor, as a contribution to capital and in exchange for the issuance to Assignor of _____ Units, hereby contributes, grants, conveys, transfers, assigns, sets over and delivers, as of the Assignment Effective Date, to Assignee the entire right, title and interest of Assignor in and to all of the assets owned by Assignor and used primarily in the Travelocity Business as of the date hereof, including without limitation, the following assets, properties and rights used in and related to the Travelocity Business:

                  (a) the Internet infrastructure assets and other assets currently located in Tulsa, Oklahoma that are listed on Schedule 1 attached hereto;

the fulfillment operations assets and other assets currently located in San Antonio, Texas that are listed on Schedule 2 attached hereto;

                  (b) the computer hardware, developer workstations, peripherals, [furniture,] and other assets currently located in the CentrePort I facility in Fort Worth, Texas that are listed on Schedule 3 attached hereto;

                  (c) the trademarks, trade secrets, copyrights (including those in software), patents, pending patent applications, and other intellectual property (and all associated goodwill, and all related applications and registrations for the foregoing) that are listed on Schedule 4 attached hereto;

                  (d) the assets related to the software copyrights described in
Section 2(d) above and that are listed on Schedule 5 attached hereto;

                  (e) all goods, spare parts, replacement and component parts, office and other supplies, and all other assets relating primarily to, acquired for, or used or held for use in connection with, the assets described in clauses
(a) through (e) above that are listed on Schedule 6 attached hereto;

                  (f) the credits, prepaid expenses, advance payments, security deposits and prepaid items listed on Schedule 7 attached hereto;

                  (g) the contingent receivables, notes receivable, accounts receivable, notes, bonds and other evidence of indebtedness of and rights to receive payment from any Person held by Assignor that are listed on Schedule 8 attached hereto;

                  (h) all rights of Assignor in, to and under, the contracts, agreements, personal property leases, licenses, purchase orders, sales orders and other instruments, agreements and arrangements that are listed on Schedule 9 attached hereto (collectively, the "CONTRACTS") including, without limitation
(i) any right to receive payment for services rendered, or to receive goods or services, pursuant to the Contracts, and (ii) any right to assert claims and take other rightful actions in respect of breaches, defaults and other violations of the Contracts;

                  (i) all rights of Assignor in, to and under, the software and other licenses owned by third parties that are listed on Schedule 10 attached hereto (the "TRANSFERRED THIRD-PARTY SOFTWARE");

                  (j) to the extent that their transfer is permitted by law, the permits, licenses, approvals, qualifications, product registrations and other authorizations of Governmental Authorities that are listed on Schedule 11 attached hereto;

                  (k) all books, records, manuals and other information and materials (in any form or medium) relating primarily to, or used or held for use primarily in connection with, the Travelocity Business including, without limitation, customer lists and files, personnel files, accounting records, advertising, promotional and marketing materials, catalogues, price lists, correspondence, and legal records and files;

                  (l) all rights of Assignor to causes of action, lawsuits, judgments, claims and demands of every kind and description, whether contingent or otherwise, arising primarily out of, or relating primarily to, the Contracts and other assets contributed pursuant to clauses (a) through (l) of this Section 2 or available to or being pursued by Assignor with respect primarily to the ownership, use or function of any such Contract or asset; and

                  (m) all rights of Assignor in, to and under, all guarantees, warranties, indemnities and similar rights in favor of Assignor with respect to any Contracts and other assets contributed pursuant to clauses (a) through (m) of this Section 2.

         3. CONTRIBUTION OF CASH. In addition to the non-cash assets contributed to Assignee pursuant to Section 2, Assignor hereby contributes to Assignee $52,680,000 in cash (the "Cash Contribution Amount"); provided that:

                  (i) if there is a Working Capital Deficit (as defined below) of more than $2,000,000, the Cash Contribution Amount shall be increased by an amount equal to the excess of the Working Capital Deficit over $2,000,000; and

                  (ii) if there is a Working Capital Surplus (as defined below) of more than $2,000,000, the Cash Contribution Amount will be decreased by an amount equal to the excess of the Working Capital Surplus over $2,000,000.

                  For purposes of this Section 3:

                  "Working Capital Deficit" means the excess of Assignee's current liabilities over Assignee's current assets (excluding the Cash Contribution Amount) determined immediately after the transfer contemplated hereby and prior to the Effective Time in accordance with generally accepted accounting principles applied consistent with past practice.

                  "Working Capital Surplus" means the excess of Assignee's current assets over Assignee's current liabilities (excluding the Cash Contribution Amount) determined immediately after the transfer contemplated hereby and prior to the Effective Time in accordance with generally accepted accounting principles applied consistent with past practice.

         4. THIRD PARTY CONSENTS. Notwithstanding the provisions of Section 2, this Agreement shall not constitute an assignment or transfer to Assignee of any interest in, or right or obligation under, any Contract, lease, license or other agreement, or title to any asset or property, if an assignment or transfer, or an attempt to make such an assignment or transfer, without the consent of any party other than Assignor or its Affiliates would constitute a breach or violation thereof, unless and until such consent has been obtained. Assignor hereby agrees to use all commercially reasonable efforts to obtain any such consent, and upon the receipt of such consent, such interest, right or obligation shall automatically be and be deemed to have been contributed, transferred and assigned to, or assumed by, Assignee as of the Assignment Effective Date. Prior to the receipt of such consent, Assignor shall use all commercially reasonable efforts to give to Assignee all of the economic, operational and other benefits of such interest or right; provided, however, that Assignee shall pay or satisfy the corresponding Transferred Obligations (assuming, for purposes of this proviso, that the asset or property had been transferred) for the continued enjoyment of such benefit.

         5. TRANSFERRED OBLIGATIONS. Except for the Excluded Obligations, Assignee hereby consents to be bound by the terms of any and all Contracts (to the same extent as the Assignor was so bound) and assumes and agrees to pay, satisfy, honor, perform and discharge, as and when due, and (where applicable) otherwise in accordance with the Contracts, from the Assignment Effective Date, all liabilities, obligations, debts, contracts and commitments of any kind, character or description of Assignor primarily relating to, or arising under or in respect of, the Contributed Assets, whether absolute, accrued, liquidated, unliquidated, contingent, executory or otherwise arising, whether before or after the Assignment Effective Date including, without limitation, the payroll-related liabilities and other obligations set forth on Schedule 12 attached hereto (collectively, the "TRANSFERRED OBLIGATIONS").

         6. EXCLUDED OBLIGATIONS. Assignor does not hereby assign, Assignee does not hereby assume and shall not be responsible for, and the term "Transferred Obligations" shall not include, the Excluded Obligations set forth on Schedule 13 attached hereto.

         7. POWER OF ATTORNEY. Assignor hereby constitutes and appoints Assignee the true and lawful attorney of Assignor with full power of substitution, in the name of Assignor or otherwise, and on behalf and for the benefit of Assignee, to demand and receive from time to time any and all Contributed Assets; to give receipts, releases and acquittances for or in respect of the same or any part thereof; to collect, for the account of Assignee, all receivables and other items transferred to Assignee as provided herein, and to endorse with the name of Assignor any check received on account of any such receivables or any other item; from time to time to institute and prosecute in the name of Assignor (upon written notice to Assignor) or otherwise any and all proceedings at law, in equity or otherwise, which Assignee may deem proper to collect, assert or enforce any claim, right, title, debt or account hereby assigned and transferred or intended so to be; and to take any action otherwise necessary or desirable to effect the transfer to Assignee of full legal title in and to, and beneficial ownership of, the Contributed Assets. Assignor hereby declares that the foregoing powers are coupled with an interest and shall not be revocable by Assignor in any manner or for any reason.

         8. SUFFICIENCY OF ASSETS. Assignor hereby represents and warrants to assignee that the assets conveyed pursuant to this Agreement, together with (i) the assets conveyed pursuant to the Bill of Contribution, Assignment and Assumption Agreement dated the date hereof between TSGL Holding, Inc. and Assignee and (ii) the rights of Assignee under the Ancillary Agreements

(as defined in the Merger Agreement), include all of the assets and properties required to operate the Travelocity Business substantially in the manner it is being conducted and operated as of the date hereof.

         9. FURTHER ASSURANCES. At any time and from time to time after the Assignment Effective Date:

                  (a) at the request of Assignee and without further consideration, Assignor will execute and deliver such further assignments, instruments of transfer, bills of sale, bills of contribution, powers of attorney and other conveyances, and will perform all such other acts, as may be necessary or desirable to vest in Assignee title to and enjoyment of the Contributed Assets. Assignor will transfer and deliver to the account of Assignee any cash or other property that Assignor may receive in respect of any Contributed Asset; and

                  (b) at the request of Assignor and without further consideration, Assignee will execute and deliver such further assignments, instruments of transfer, bills of sale, bills of contribution, powers of attorney and other conveyances, and will perform all such other acts, as may be necessary or desirable to vest in Assignee title to and enjoyment of the Contributed Assets and to effectuate the assumption of the Transferred Obligations.

         10. DISCLAIMER OF WARRANTIES AND LIABILITIES.

                  (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE CONTRIBUTED ASSETS ARE BEING CONTRIBUTED, ASSIGNED AND TRANSFERRED BY ASSIGNOR TO ASSIGNEE ON AN "AS IS" BASIS AS OF THE ASSIGNMENT EFFECTIVE DATE. TO THE FULLEST EXTENT PERMITTED BY LAW, ASSIGNOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE CONDITION, QUALITY, UTILITY OR VALUE OF ANY AND ALL OF THE CONTRIBUTED ASSETS, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION:

                  (i) ANY STATUTORY OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND

                  (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

                  (b) ASSIGNOR WILL NOT BE LIABLE TO ASSIGNEE FOR DAMAGES, AND ASSIGNEE HEREBY RELEASES ASSIGNOR FROM ANY LIABILITY FOR DAMAGES, ARISING UNDER ANY THEORIES OF LEGAL LIABILITY, TO THE FULLEST EXTENT THAT ASSIGNEE MAY LEGALLY AGREE TO RELEASE ASSIGNOR FROM LIABILITY FOR SUCH DAMAGES; PROVIDED, HOWEVER, THAT ASSIGNEE DOES NOT RELEASE ASSIGNOR FROM ANY LIABILITY ARISING SOLELY FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ASSIGNOR (UNLESS

ATTRIBUTED OR IMPUTED TO ASSIGNOR BY REASON OF ANY ACT OR OMISSION OF ASSIGNEE WHETHER AS AGENT FOR ASSIGNOR OR OTHERWISE). "THEORIES OF LEGAL LIABILITY" AS USED IN THIS SECTION 10(B) INCLUDE, BUT ARE NOT LIMITED TO, CONTRACT, TORT, STRICT LIABILITY, BREACH OF EXPRESS OR IMPLIED WARRANTY, BREACH OF IMPLIED COVENANT AND THE SOLE OR CONCURRENT NEGLIGENCE OF ASSIGNOR OR ANY PERSON WHOSE NEGLIGENCE, DUTIES, ACTIONS OR LIABILITIES MAY BE ATTRIBUTED OR IMPUTED TO ASSIGNOR.

                  (c) No Consequential or Incidental Damages. ASSIGNOR SHALL HAVE NO OBLIGATION OR LIABILITY UNDER ANY "THEORIES OF LEGAL LIABILITY" (AS SUCH PHRASE IS USED IN SECTION 10(b)) FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY DEFECT IN, OR USE OR OWNERSHIP OF, ANY CONTRIBUTED ASSET.

                  (d) As used in this Section 10, the term "Assignor" shall include Holdings, Travelocity.com and all directors, officers, stockholders, affiliates, employees, agents, attorneys and representatives of Assignor, Holdings and Travelocity.com.

                  (e) Full Negotiation by Parties. THE PARTIES ACKNOWLEDGE THAT THIS SECTION 10 HAS BEEN THE SUBJECT OF FULL DISCUSSION AND NEGOTIATION BETWEEN THE PARTIES AND THAT THE PROVISIONS OF THIS AGREEMENT WERE ARRIVED AT IN CONSIDERATION OF THE PROVISIONS AND EFFECTS OF THIS SECTION 10, INCLUDING THE DISCLAIMERS AND RELEASES SET FORTH HEREIN.

         11. EFFECTIVENESS OF AGREEMENT. This Agreement shall not be effective and shall not legally bind the parties until the Assignment Effective Date.

         12. SUBMISSION TO JURISDICTION. As part of the consideration for value received pursuant to this Agreement, and regardless of the location of any present or future domicile or principal place of business of either Party, each Party hereby irrevocably consents in advance to the personal jurisdiction of the District Court of Tarrant County, Texas, Fort Worth Division or the United States District Court for the Northern District of Texas, Fort Worth Division, to hear and determine any Disputes brought against such party by the other Party and pertaining to this Agreement or to any matter relating to or arising out of this Agreement.

         13. ENTIRE AGREEMENT; SURVIVAL. This Agreement (including all Schedules, Exhibits, Appendices, and other documents attached hereto, each of which is incorporated into this Agreement by this reference) constitutes the full and complete statement of the agreement of the Parties with respect to the subject matter hereof and supersedes any previous agreements, understandings or communications, whether written or oral, relating to such subject matter. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement will survive any termination or expiration of this Agreement and continue in full force and effect. The disclaimers and releases under Section 8 hereof shall survive forever.

         14. AMENDMENTS; WAIVER. This Agreement may be amended, modified or supplemented only by a written instrument executed by each Party hereto. Any terms and conditions varying from this Agreement on any order, invoice or other notification from either Party are not binding on the other Party unless specifically accepted in writing by the other Party hereto. Unless otherwise expressly provided in this Agreement, a delay or omission by either Party to exercise any right or power under this Agreement will not be construed to be a waiver thereof. No waiver of any breach of any provision of this Agreement will constitute a waiver of any other prior, concurrent or subsequent breach of the same or any other provision hereof.

         15. BINDING NATURE; ASSIGNMENT. This Agreement will be binding on the Parties and their successors and permitted assigns. Neither Party may, nor will it have the power to, assign this Agreement, or any part hereof, without the prior written consent of the other Party hereto. Any attempted assignment in violation of this Agreement shall be null and void ab initio.

         16. THIRD PARTY BENEFICIARIES. This Agreement is entered into solely between, and may be enforced only by, Assignor and Assignee, and this Agreement will not be deemed to create any rights in any third parties, including any customers of a Party, or to create any obligations of a Party to any such third parties.

         17. APPROVALS AND SIMILAR ACTIONS. Except as otherwise expressly provided in this Agreement, if an agreement, approval, acceptance, consent or similar action is required of either Party or its Affiliates by any provision of this Agreement, or otherwise to effect the transactions contemplated by this Agreement, such action will not be unreasonably withheld or delayed. An approval or consent given by a Party under this Agreement will not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor will it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

         18. NOTICES. All notices under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or by a nationally recognized courier service, faxed, electronically mailed or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Parties as follows:

         If to Assignor:

         Sabre Inc.
         Attention:  General Counsel/Corporate Secretary
         4255 Amon Carter Boulevard
         MD 4204
         Fort Worth, Texas 76155
         Facsimile: (817) 931-7502

         If to Assignee:

         Travelocity.com LP
         Attention:  President
         4200 Buckingham Road
         Mail Drop 1310
         Fort Worth, Texas 76155
         Facsimile: (817) 963-3666

All notices under this Agreement that are addressed as provided in this Section 16: (a) if delivered personally or by a nationally recognized courier service, will be deemed given upon delivery, (b) if delivered by facsimile or electronic mail, will be deemed given when confirmed, and (c) if delivered by mail in the manner described above, will be deemed given on the fifth (5th) business day after the day it is deposited in a regular depository of the United States mail. Either Party from time to time may change its address or designee for notification purposes by giving the other Party notice of the new address or designee and the date upon which such change will become effective in the manner set forth above.

         19. CONSTRUCTION RULES; COUNTERPARTS. In performing its obligations under this Agreement, no Party will be required to undertake any activity that would conflict with the requirements of any applicable law, rule, regulation, interpretation, judgment, order or injunction of any Governmental Authority. The Parties acknowledge and agree that each has participated in the drafting of this Agreement and that this Agreement will not be construed in favor of or against either Party solely on the basis of a Party's drafting or participation in the drafting of any portion of this Agreement. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one instrument.

         20. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

         21. ENFORCEABILITY; SEVERABILITY. Any provision of this Agreement which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the remaining provisions of this Agreement. Any such provision shall not invalidate or otherwise render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         22. HEADINGS. The section headings herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Bill of Contribution, Assignment and Assumption Agreement by their authorized representatives on the date first above written.

                                         ASSIGNOR:

                                         SABRE INC., a Delaware corporation


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Attest:


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


                                         ASSIGNEE:

                                         TRAVELOCITY.COM LP, a Delaware limited
                                         partnership

                                         By Its General Partner, Travelocity
                                         Holdings, Inc., a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


Attest:


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                   APPENDIX A

                                    GLOSSARY

                                   SCHEDULE 1

                     INTERNET INFRASTRUCTURE ASSETS - TULSA



         See attached.

                                   SCHEDULE 2

                   FULFILLMENT OPERATIONS ASSETS - SAN ANTONIO



         See attached.

                                   SCHEDULE 3

                                FORT WORTH ASSETS



         See attached.

                                   SCHEDULE 4

                              INTELLECTUAL PROPERTY



         See attached.

                                   SCHEDULE 5

                                    SOFTWARE



         See attached.

                                   SCHEDULE 6

                                   INVENTORIES



         See attached.

                                   SCHEDULE 7

                                  PREPAID ITEMS



         See attached.

                                   SCHEDULE 8

                          NOTES AND ACCOUNTS RECEIVABLE



         See attached.

                                   SCHEDULE 9

                                    CONTRACTS



         See attached.

                                   SCHEDULE 10

                        TRANSFERRED THIRD-PARTY SOFTWARE



         See attached.

                                   SCHEDULE 11

                       PERMITS AND GOVERNMENTAL APPROVALS



         See attached.

                                   SCHEDULE 12

                             TRANSFERRED OBLIGATIONS



         See attached.

                                   SCHEDULE 13

                              EXCLUDED OBLIGATIONS



         See attached.